Stable Margin and Profitable Growth Drives Strong Profitability
Diluted EPS of $0.68, ROAA of 1.84%, and ROAE of 16.98% for 1Q 2023
Rockville, Maryland, April 20, 2023 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $9.7 million, or $0.68 per diluted share, for the first quarter of 2023, compared to net income of $10.2 million, or $0.71 per diluted share, for the first quarter of 2022. Tangible book value per common share grew 15.7% to $16.65 at March 31, 2023 when compared to the same quarter in 2022. The Company maintains a strong liquidity position and remains well-capitalized as our Risk Based Capital was 16.15% as of March 31, 2023.
"Capital Bank’s diversified business model and prudent risk management anchored solid earnings in the the first quarter, and should provide us with opportunities to accelerate growth in the coming months as other less well-positioned lenders curtail activity,” said Ed Barry, Chief Executive Officer of the Company and the Bank. “Our capital position remains exceptionally strong and we are pleased that we have ready access to liquidity to fund growth and opportunistic activities. We are also encouraged that we have been able to grow deposits and maintain margin, even as our cost of funds has increased."

"Despite the failure of certain banks during the quarter, and the resulting challenges that followed, Capital Bank has been able to not only maintain, but continue to grow its deposits,” said Steven J. Schwartz, Chairman of the Company. “Fortunately, Capital Bank has consciously and consistently sought to dampen interest rate risk in its lending and investing activities, and we are fortunate to have a diverse deposit book, circumstances that meaningfully differentiate us from the banks that failed. Our liquidity and capital positions remain well above regulatory policy and our internal thresholds. I am also extremely pleased to see the 15.7% year over year growth in our tangible book value, which includes a mark to market of 100% of our investment portfolio. Notwithstanding current and anticipated economic conditions, we are steadfastly committed to continue to serve our community’s needs by continuing to lend to all qualified businesses and to grow the Bank as smartly as we can."

First Quarter 2023 Highlights
Capital Bancorp, Inc.
•Earnings Summary - Net income decreased to $9.7 million, or $0.68 per diluted share, compared to $10.2 million, or $0.71 per diluted share, for the first quarter of 2022. Interest income increased due to increasing yields on portfolio loans and investment securities. Improved interest income was offset by a decline in card fees and increased deposit costs that were a result of the rising interest rate environment and a shift within the portfolio from noninterest-bearing to interest-bearing deposits and increased CD and FHLB balances.
•Balance Sheet Growth - Total assets grew by $122.8 million, or 5.8% compared to March 31, 2022. The growth in earning assets consisted of increases in net portfolio loans and investment securities available for sale of $259.9 million and $83.1 million, respectively, compared to March 31, 2022. The investment securities portfolio continues to be classified as available for sale and had a fair market value of $255.8 million, or 11.4% of total assets, as of March 31, 2023. The accumulated other comprehensive income loss ("AOCI Loss") on the investment securities portfolio improved $2.8 million during the quarter to $14.0 million as of March 31, 2023, which represents 6.0% of total shareholders' equity. The Company does not have a held to maturity ("HTM") portfolio.
•Performance and Efficiency Ratios - Return on average assets ("ROAA") and return on average equity ("ROAE") were 1.84% and 16.98%, respectively, for the three months ended March 31, 2023, compared to 2.01% and 20.30%, respectively, for the three months ended March 31, 2022. Our efficiency ratio decreased to 64.7% for the three months ended March 31, 2023 compared to 65.1% for the same period in the prior year as noninterest expense remained substantially unchanged while interest income increased.
•Stable Net Interest Margin - Net interest margin was 6.65%, or 3.81% excluding credit card and SBA-PPP loans, for the three months ended March 31, 2023, compared to 6.79%, or 3.82% excluding credit card and SBA-PPP loans, for the same three month period last year. The slightly lower margin is a result of the increased cost of interest-bearing liabilities. Average portfolio loans receivable increased $243.6 million compared to the same quarter in 2022, while yields on interest earning assets increased 136 basis points.
•Deposits and Cost of Funds - Total deposits at March 31, 2023 increased by $81.7 million, or 4.4%, compared to March 31, 2022. Average noninterest-bearing deposits decreased 16.4% compared to March 31, 2022 and represented 36.3% of total deposits at March 31, 2023. The elevated interest rate environment has driven up the cost of interest-bearing liabilities to 2.93% for the quarter ended March 31, 2023 compared to 0.42% for the same period in 2022.
•Robust Capital Positions - As of March 31, 2023, the Company reported a common equity tier 1 capital ratio of 14.90%, compared to 13.10% at March 31, 2022, and an allowance for credit losses to total loans ratio of 1.47%, compared to 1.60% in 2022. Tangible book value per common share grew 15.7% to $16.65 at March 31, 2023 when compared to the same quarter in 2022.
Commercial Bank
•Strong Portfolio Loan Growth - Portfolio loans, excluding credit cards, increased by $271.3 million, or 19.3%, to $1.7 billion, gross, at March 31, 2023 compared to March 31, 2022. This growth was mainly due to a 29.9% increase in residential real estate loans of $125.7 million. Also contributing to the growth was a 16.9% increase in commercial real estate loans of $95.5 million, of which $68.1 million was owner occupied, and a 24.6% increase in commercial and industrial loans of $43.8 million, when comparing the quarter ended March 31, 2023 to the quarter ended March 31, 2022. Business loans, comprised of commercial and industrial, SBA, and owner occupied real estate, represent 43% of our total commercial portfolio.
•Credit Metrics - Non-performing assets ("NPAs") increased 45 basis points to 0.73% of total assets at March 31, 2023 compared to 0.28% at March 31, 2022 as a result of an increase in nonaccrual loans at March 31, 2023 to $16.3 million compared to $6.0 million at March 31, 2022. The increase in NPAs was primarily the result of a March 2023 downgrade of a single $8.2 million, well-collateralized multi-unit residential real estate loan.
OpenSky®
•Revenues - Despite a decrease in active customer accounts, rising interest rates led to increased OpenSky® interest income. However, a decline in credit card fees resulted in a $523.4 thousand decrease in OpenSky® revenue from the same period of 2022. Total revenue was $20.3 million for the quarter ended March 31, 2023. Aggressive marketing and product strategies by competitors offering unsecured subprime credit cards has challenged our ability to maintain and grow the number of active OpenSky® accounts and has adversely impacted noninterest income.

Management believes it is taking a prudent approach to credit, product and marketing strategies towards subprime customers.
•Loan Balances - OpenSky® loan balances decreased by 9% or $10.9 million to $112.9 million compared to $123.7 million in the first quarter of 2022. Corresponding deposit balances decreased 16.1% or $35.5 million from $220.4 million at March 31, 2022 to $184.8 million at March 31, 2023. Gross unsecured loan balances stood at $25.8 million and $16.2 million at March 31, 2023 and 2022, respectively.
•OpenSky® Credit - Card delinquencies and utilization remained stable in the first quarter when compared to the prior year quarter. The Company has tightened credit standards in segments most susceptible to economic pressures. The provision for credit losses increased $707.4 thousand compared to the first quarter of 2022.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended
	March 31,
(in thousands except per share data)	2023	2022	% Change
Earnings Summary
Interest income	$43,416	$34,402	26.2%
Interest expense	8,929	1,071	733.7%
Net interest income	34,487	33,331	3.5%
Provision for credit losses	1,660	952	74.4%
Noninterest income	6,026	8,288	(27.3)%
Noninterest expense	26,203	27,102	(3.3)%
Income before income taxes	12,650	13,565	(6.7)%
Income tax expense	2,915	3,354	(13.1)%
Net income	$9,735	$10,211	(4.7)%

Pre-tax pre-provision net revenue ("PPNR") (2)	$14,310	$14,517	(1.4)%
Weighted average common shares - Basic	14,159	13,989	1.2%
Weighted average common shares - Diluted	14,272	14,339	(0.5)%
Earnings per share - Basic	0.69	0.73	(5.8)%
Earnings per share - Diluted	0.68	0.71	(4.2)%
Return on average assets (1)	1.84%	2.01%	(8.5)%
Return on average assets, excluding impact of SBA-PPP loans(1) (2)	1.84%	1.67%	10.2%
Return on average equity	16.98%	20.30%	(16.4)%

	Quarter Ended			Quarter Ended
	March 31,			December 31,	September 30,	June 30,
(in thousands except per share data)	2023	2022	% Change	2022	2022	2022
Balance Sheet Highlights
Assets	$2,245,286	$2,122,453	5.8%	$2,123,655	$2,009,358	$2,154,846
Investment securities available for sale	255,762	172,712	48.1%	252,481	269,620	226,509
Mortgage loans held for sale	9,620	17,036	(43.5)%	7,416	6,875	11,708
SBA-PPP loans, net of fees	2,037	51,085	(96.0)%	2,163	2,662	15,864
Portfolio loans receivable (3)	1,786,109	1,526,256	17.0%	1,728,592	1,648,001	1,607,677
Allowance for credit losses	26,216	25,252	3.8%	26,385	26,091	26,419
Deposits	1,944,374	1,862,722	4.4%	1,758,072	1,737,591	1,888,920
FHLB borrowings	32,000	22,000	45.5%	107,000	22,000	22,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	234,517	201,492	16.4%	224,015	214,005	207,316
Tangible common equity(2)	234,517	201,492	16.4%	224,015	214,005	207,316

Common shares outstanding	14,083	14,001	0.6%	14,139	14,039	14,010
Tangible book value per share (2)	$16.65	$14.39	15.7%	$15.84	$15.24	$14.80
______________
(1) Annualized for the quarterly periods
(2) Refer to Appendix for reconciliation of non-GAAP measures.
(3) Loans are reflected net of deferred fees and costs.

Operating Results - Comparison of Three Months Ended March 31, 2023 and 2022
For the three months ended March 31, 2023, net interest income increased $1.2 million, or 3.5%, to $34.5 million from the same period in 2022, primarily due to higher yields on portfolio loans offset by significant increases in the cost of funding. The net interest margin was 6.65% for the three months ended March 31, 2023, a decrease of 14 basis points from the three months ended March 31, 2022 as the increase in the costs of deposits and borrowed funds outpaced the increase in portfolio loan yields, including credit cards. Net interest margin, excluding credit card and SBA-PPP loans, remained flat at 3.81% for the first quarter of 2023 compared to 3.82% for the same period in 2022.
For the three months ended March 31, 2023, average interest earning assets increased $113.6 million, or 5.7%, to $2.1 billion as compared to the same period in 2022, and the average yield on interest earning assets increased 136 basis points. Compared to the same period in the prior year, average interest-bearing liabilities increased $189.1 million, or 18.1%, and the average cost of interest-bearing liabilities increased to 2.93%, a 251 basis point increase from 0.42%.
The provision for credit losses was $1.7 million for the three months ended March 31, 2023, an increase from $1.0 million when compared to the same period in 2022. Contributors to the increase in provision were loan portfolio growth and an increase in credit card losses. Net charge-offs for the first quarter of 2023 were $2.6 million, or 0.61% on an annualized basis of average portfolio loans, compared to $0.9 million, or 0.24% on an annualized basis of average loans for the first quarter of 2022. A majority of the $2.6 million in net charge-offs during the quarter were related to the credit card portfolio with $1.1 million related to partially secured cards and $563 thousand related to unsecured cards.
For the quarter ended March 31, 2023, noninterest income was $6.0 million, a decrease of $2.3 million, or 27.3%, from $8.3 million in the prior year quarter. Credit card fees declined by $1.7 million as the number of active customer accounts declined year over year, which resulted in lower interchange and other income recognized compared to the prior year quarter. The elevated interest rate environment continues to put pressure on the mortgage market, resulting in declines in home loan sales and home loan refinances, which has resulted in a $0.6 million decrease in mortgage banking revenue compared to the prior year quarter.
Credit card loan balances, net of reserves, decreased by $10.9 million to $112.9 million as of March 31, 2023 from $123.7 million at March 31, 2022. The related deposit account balances decreased 16.1% to $184.8 million at March 31, 2023 when compared to $220.4 million at March 31, 2022 reflecting the reduction in the number of active customer accounts. During the first quarter of 2023, the number of OpenSky® credit card accounts declined by 7 thousand, net, compared to a 30 thousand net decrease in accounts for the same period in 2022.
The efficiency ratio for the three months ended March 31, 2023 decreased to 64.7%, compared to 65.1% for the three months ended March 31, 2022 as noninterest expense remained flat while interest income increased.
Noninterest expense was $26.2 million for the three months ended March 31, 2023, as compared to $27.1 million for the three months ended March 31, 2022, a decrease of $0.9 million, or 3.3%. The decrease was primarily driven by lower data processing expenses and advertising expenses of $1.7 million and $1.1 million, respectively, attributable to data processing contract renegotiations completed in the first quarter 2022 and lower marketing costs for the OpenSky® and Commercial Bank segments, offset by increased salaries and employee benefits of $2.2 million.

Financial Condition
Total assets at March 31, 2023 were $2.2 billion, an increase of $122.8 million or 5.8% from the balance at March 31, 2022 and an increase of $121.6 million or 5.7% from December 31, 2022. Net portfolio loans, which exclude mortgage loans held for sale and SBA-PPP loans, totaled $1.8 billion as of March 31, 2023, an increase of $259.9 million, or 17.0% as compared to $1.5 billion at March 31, 2022, and an increase of $83.9 million, or 4.9% from the balance at December 31, 2022.
The Company recorded a provision for credit losses of $1.7 million during the three months ended March 31, 2023, which increased the allowance for credit losses to $26.2 million, or 1.5% of total loans at March 31, 2023, representing a decrease of $169 thousand or 0.6% from the balance at December 31, 2022. Nonperforming assets, which were comprised solely of nonperforming loans as of March 31, 2023, were $16.3 million, or 0.73% of total assets, up from $6.0 million, or 0.28% of total assets, at March 31, 2022. Nonperforming assets increased $6.5 million from $9.8 million or 0.46% of total assets as of December 31, 2022. Included in nonperforming loans at March 31, 2023 were troubled debt restructurings of $287.6 thousand.
Special mention loans at March 31, 2023 decreased by $8.5 million to $29.5 million from $38.0 at December 31, 2022 due to the downward migration to nonaccrual of an $8.2 million, well-collateralized multi unit residential real estate loan.
Deposits were $1.9 billion for the period ended March 31, 2023, an increase of $81.7 million from the balance at March 31, 2022 and an increase from the balance at December 31, 2022 of $186.3 million. Rising interest rates have resulted in some customers moving balances from noninterest-bearing deposit accounts to interest bearing deposit accounts. This migration has impacted average noninterest-bearing deposit balances which decreased $128.7 million when compared to March 31, 2022 and decreased $127.9 million when compared to December 31, 2022. These deposits represented 36.3% of total deposits at March 31, 2023 compared to 44.3% at March 31, 2022. Uninsured deposits were approximately $888.9 million as of March 31, 2023, representing 45.7% of the Company's deposit portfolio, compared to $915.0 million, or 49.1%, at March 31, 2022, and $784.6 million, or 44.6% at December 31, 2022.
Stockholders’ equity increased to $234.5 million as of March 31, 2023 compared to $201.5 million at March 31, 2022 and $224.0 million at December 31, 2022. The first quarter of 2023 increase was primarily attributable to earnings during the period of $9.7 million. Shares repurchased and retired in 2023 as part of the Company's stock repurchase program total 146,937 shares at a weighted average price of $18.48, for a total cost of $2.7 million including commissions. As of March 31, 2023, the Bank's capital ratios continued to exceed the regulatory requirements for a “well-capitalized” institution.

Consolidated Statements of Income (Unaudited)
	Three Months Ended March 31,
(in thousands)	2023	2022
Interest income
Loans, including fees	$41,275	$33,889
Investment securities available for sale	1,377	370
Federal funds sold and other	764	143
Total interest income	43,416	34,402

Interest expense
Deposits	7,754	884
Borrowed funds	1,175	187
Total interest expense	8,929	1,071

Net interest income	34,487	33,331
Provision for credit losses	1,660	952
Net interest income after provision for credit losses	32,827	32,379

Noninterest income
Service charges on deposits	229	163
Credit card fees	4,210	5,924
Mortgage banking revenue	1,155	1,790
Other income	432	411
Total noninterest income	6,026	8,288

Noninterest expenses
Salaries and employee benefits	12,554	10,310
Occupancy and equipment	1,213	1,026
Professional fees	2,374	2,321
Data processing	6,530	8,276
Advertising	517	1,639
Loan processing	349	392
Foreclosed real estate expenses, net	6	—
Other operating	2,660	3,138
Total noninterest expenses	26,203	27,102
Income before income taxes	12,650	13,565
Income tax expense	2,915	3,354
Net income	$9,735	$10,211

Consolidated Balance Sheets
	(Unaudited)
(in thousands except share data)	March 31, 2023	December 31, 2022
Assets
Cash and due from banks	$14,477	$19,963
Interest-bearing deposits at other financial institutions	125,448	39,764
Federal funds sold	462	20,688
Total cash and cash equivalents	140,387	80,415
Investment securities available for sale	255,762	252,481
Restricted investments	4,215	7,362
Loans held for sale	9,620	7,416
U.S. Small Business Administration (“SBA”) Payroll Protection Program (“PPP”) loans receivable, net of fees and costs	2,037	2,163
Portfolio loans receivable, net of deferred fees and costs	1,786,109	1,728,592
Less allowance for credit losses	(26,216)	(26,385)
Total portfolio loans held for investment, net	1,759,893	1,702,207
Premises and equipment, net	5,367	3,386
Accrued interest receivable	9,985	9,489
Deferred tax asset	12,898	13,777
Bank owned life insurance	36,781	36,524
Other assets	8,341	8,435
Total assets	$2,245,286	$2,123,655

Liabilities
Deposits
Noninterest-bearing	$705,801	$674,313
Interest-bearing	1,238,573	1,083,759
Total deposits	1,944,374	1,758,072
Federal Home Loan Bank advances	32,000	107,000
Other borrowed funds	12,062	12,062
Accrued interest payable	1,977	1,031
Other liabilities	20,356	21,475
Total liabilities	2,010,769	1,899,640

Stockholders' equity
Common stock, $0.01 par value; 49,000,000 shares authorized; 14,082,657 and 14,138,829 issued and outstanding	141	141
Additional paid-in capital	57,277	58,190
Retained earnings	191,058	182,435
Accumulated other comprehensive loss	(13,959)	(16,751)
Total stockholders' equity	234,517	224,015
Total liabilities and stockholders' equity	$2,245,286	$2,123,655

The following table shows the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended March 31,
	2023			2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$62,566	$615	3.99%	$197,720	$101	0.21%
Federal funds sold	2,054	18	3.62	4,658	1	0.09
Investment securities available for sale	274,685	1,377	2.03	180,567	370	0.83
Restricted investments	7,346	130	7.17	3,766	41	4.42
Loans held for sale	4,695	77	6.65	13,500	111	3.33
SBA-PPP loans receivable	2,099	8	1.50	83,264	2,066	10.06
Portfolio loans receivable(2)	1,750,539	41,191	9.54	1,506,902	31,712	8.53
Total interest earning assets	2,103,984	43,416	8.37	1,990,377	34,402	7.01
Noninterest earning assets	40,265			66,824
Total assets	$2,144,249			$2,057,201

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$186,184	70	0.15	$293,979	37	0.05
Savings	6,502	1	0.05	8,274	1	0.05
Money market accounts	604,864	4,587	3.08	539,264	301	0.23
Time deposits	319,449	3,096	3.93	170,748	545	1.29
Borrowed funds	118,379	1,175	4.02	34,062	187	2.23
Total interest-bearing liabilities	1,235,378	8,929	2.93	1,046,327	1,071	0.42
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	22,355			24,156
Noninterest-bearing deposits	654,025			782,747
Stockholders’ equity	232,491			203,971
Total liabilities and stockholders’ equity	$2,144,249			$2,057,201

Net interest spread			5.44%			6.59%
Net interest income		$34,487			$33,331
Net interest margin(3)			6.65%			6.79%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended March 31, 2023 and March 31, 2022, collectively, SBA-PPP loans and credit card loans accounted for 283 and 297 basis points of the reported net interest margin, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky® (the Company’s credit card division) and the Corporate Office. The following schedule presents financial information for each reportable segment for the three and twelve months ended March 31, 2023 and March 31, 2022.

Segments
For the three months ended March 31, 2023
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$26,300	$77	$16,130	$978	$(69)	$43,416
Interest expense	8,739	30	—	229	(69)	8,929
Net interest income	17,561	47	16,130	749	—	34,487
Provision for loan losses	(161)	—	1,821	—	—	1,660
Net interest income after provision	17,722	47	14,309	749	—	32,827
Noninterest income	489	1,327	4,210	—	—	6,026
Noninterest expense(1)	14,980	1,581	9,450	192	—	26,203
Net income (loss) before taxes	$3,231	$(207)	$9,069	$557	$—	$12,650

Total assets	$2,074,634	$10,193	$106,761	$257,048	$(203,351)	$2,245,286

For the three months ended March 31, 2022
(in thousands)	Commercial Bank	CBHL	OpenSky®	Corporate(2)	Eliminations	Consolidated
Interest income	$18,499	$111	$14,940	$889	$(37)	$34,402
Interest expense	853	81	—	174	(37)	1,071
Net interest income	17,646	30	14,940	715	—	33,331
Provision for loan losses	—	—	952	—	—	952
Net interest income after provision	17,646	30	13,988	715	—	32,379
Noninterest income	557	1,807	5,924	—	—	8,288
Noninterest expense(1)	12,063	2,099	12,882	58	—	27,102
Net income (loss) before taxes	$6,140	$(262)	$7,030	$657	$—	$13,565

Total assets	$1,938,326	$17,630	$122,756	$222,167	$(178,426)	$2,122,453
________________________
(1)     Noninterest expense includes $5.9 million and $7.6 million in data processing expense in OpenSky’s® segment for the three months ended March 31, 2023 and 2022, respectively.
(2)    The Corporate segment invests idle cash in revenue producing assets including interest bearing cash accounts, loan participations and other appropriate investments for the Company.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Earnings:
Net income	$9,735	$8,991	$11,095	$11,508	$10,211
Earnings per common share, diluted	0.68	0.62	0.77	0.80	0.71
Net interest margin	6.65%	6.64%	7.24%	7.06%	6.79%
Net interest margin, excluding credit cards & SBA-PPP loans (1)	3.81%	3.91%	4.16%	3.86%	3.82%
Return on average assets(2)	1.84%	1.67%	2.15%	2.23%	2.01%
Return on average assets, excluding impact of SBA-PPP loans (1)(2)	1.84%	1.67%	2.10%	2.04%	1.67%
Return on average equity(2)	16.98%	16.18%	20.32%	22.16%	20.30%
Efficiency ratio	64.68%	65.59%	64.16%	62.00%	65.12%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$1,786,109	$1,728,592	$1,648,001	$1,607,677	$1,526,256
Total deposits	1,944,374	1,758,072	1,737,591	1,888,920	1,862,722
Total assets	2,245,286	2,123,655	2,009,358	2,154,846	2,122,453
Total shareholders' equity	234,517	224,015	214,005	207,316	201,492

Asset Quality Ratios:
Nonperforming assets to total assets	0.73%	0.46%	0.43%	0.34%	0.28%
Nonperforming assets to total assets, excluding the SBA-PPP loans (1)	0.73%	0.46%	0.43%	0.34%	0.29%
Nonperforming loans to total loans	0.91%	0.56%	0.52%	0.45%	0.38%
Nonperforming loans to portfolio loans (1)	0.91%	0.56%	0.52%	0.46%	0.39%
Net charge-offs to average portfolio loans (1)(2)	0.61%	0.49%	0.39%	0.23%	0.24%
Allowance for credit losses to total loans	1.47%	1.52%	1.58%	1.63%	1.60%
Allowance for credit losses to portfolio loans (1)	1.47%	1.53%	1.58%	1.64%	1.65%
Allowance for credit losses to non-performing loans	160.91%	270.46%	303.76%	360.06%	422.65%

Bank Capital Ratios:
Total risk based capital ratio	14.06%	14.21%	14.65%	14.34%	14.36%
Tier 1 risk based capital ratio	12.80%	12.95%	13.39%	13.09%	13.10%
Leverage ratio	9.78%	9.47%	9.60%	9.11%	8.74%
Common equity Tier 1 capital ratio	12.80%	12.95%	13.39%	13.09%	13.10%
Tangible common equity	8.79%	8.85%	9.00%	8.17%	8.11%
Holding Company Capital Ratios:
Total risk based capital ratio	16.15%	16.33%	17.41%	17.66%	17.16%
Tier 1 risk based capital ratio	14.90%	15.13%	15.49%	15.70%	15.19%
Leverage ratio	11.47%	11.24%	11.31%	10.93%	10.25%
Common equity Tier 1 capital ratio	14.90%	15.00%	15.36%	15.55%	15.04%
Tangible common equity	10.44%	10.55%	10.65%	9.62%	9.49%

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands except per share data)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Composition of Loans:
SBA-PPP loans, net	$2,037	$2,163	$2,662	$15,864	$51,085
Residential real estate	$545,899	$484,735	$466,849	$430,244	$420,242
Commercial real estate	660,218	664,551	626,030	608,646	564,725
Construction real estate	251,494	238,099	235,045	241,249	245,722
Commercial and industrial	221,258	220,221	192,207	193,262	177,504
Credit card, net of reserve	112,860	128,434	136,658	142,166	123,750
Other consumer loans	1,578	1,179	1,055	856	909
Portfolio loans receivable	$1,793,307	$1,737,219	$1,657,844	$1,616,423	$1,532,852
Deferred origination fees, net	(7,198)	(8,627)	(9,843)	(8,746)	(6,596)
Portfolio loans receivable, net	$1,786,109	$1,728,592	$1,648,001	$1,607,677	$1,526,256

Composition of Deposits:
Noninterest-bearing	$705,801	$674,313	$806,033	$842,363	$825,174
Interest-bearing demand	219,685	207,836	252,135	305,377	279,591
Savings	5,835	7,530	8,861	10,078	9,894
Money markets	632,087	574,978	518,184	570,298	585,920
Time deposits	380,966	293,415	152,378	160,804	162,143
Total deposits	$1,944,374	$1,758,072	$1,737,591	$1,888,920	$1,862,722

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$44,448	$43,956	$60,516	$84,417	$111,087
Mortgage loans sold	40,483	43,415	65,349	89,745	110,039
Gain on sale of loans	1,223	912	1,340	1,918	3,042
Purchase volume as a % of originations	90.72%	88.94%	81.85%	85.23%	73.16%
Gain on sale as a % of loans sold(3)	3.02%	2.10%	2.05%	2.14%	2.77%
Mortgage commissions	$378	$451	$587	$772	$1,125

OpenSky® Portfolio Metrics:
Active customer accounts	527,231	533,855	576,844	616,435	630,709
Secured credit card loans, gross	$89,078	$104,157	$111,842	$118,938	$109,978
Unsecured credit card loans, gross	25,782	26,795	27,335	25,641	16,233
Noninterest secured credit card deposits	184,809	187,412	201,277	214,110	220,354
_______________
(1)Refer to Appendix for reconciliation of non-GAAP measures.
(2)Annualized.
(3)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

Return on Average Assets, as Adjusted	Quarters Ended
(in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Net Income	$9,735	$8,991	$11,095	$11,508	$10,211
Less: SBA-PPP loan income	8	28	263	1,120	2,066
Net Income, as Adjusted	$9,727	$8,963	$10,832	$10,388	$8,145
Average Total Assets	2,144,249	2,136,156	2,049,078	2,068,218	2,057,201
Less: Average SBA-PPP Loans	2,099	2,435	5,906	28,870	83,264
Average Total Assets, as Adjusted	$2,142,150	$2,133,721	$2,043,172	$2,039,348	$1,973,937
Return on Average Assets, as Adjusted	1.84%	1.67%	2.10%	2.04%	1.67%

Net Interest Margin, as Adjusted	Quarters Ended
(in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Net Interest Income	$34,487	$35,199	$36,677	$35,400	$33,331
Less Credit card loan income	15,809	15,717	16,768	16,376	14,487
Less SBA-PPP loan income	8	28	263	1,120	2,066
Net Interest Income, as Adjusted	$18,670	$19,454	$19,646	$17,904	$16,778
Average Interest Earning Assets	2,103,984	2,101,617	2,010,070	2,011,920	1,990,377
Less Average credit card loans	115,850	124,120	132,246	124,548	124,923
Less Average SBA-PPP loans	2,099	2,435	5,906	28,870	83,264
Total Average Interest Earning Assets, as Adjusted	$1,986,035	$1,975,062	$1,871,918	$1,858,502	$1,782,190
Net Interest Margin, as Adjusted	3.81%	3.91%	4.16%	3.86%	3.82%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarters Ended
(in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Net income	$9,735	$8,991	$11,095	$11,508	$10,211
Add: Income Tax Expense	2,915	2,651	3,336	3,089	3,354
Add: Provision for Credit Losses	1,660	2,384	1,260	2,035	952
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$14,310	$14,026	$15,691	$16,632	$14,517

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarters Ended
(in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Allowance for Credit Losses	$26,216	$26,385	$26,091	$26,419	$25,252
Total Loans	1,788,146	1,730,755	1,650,663	1,623,541	1,577,341
Less: SBA-PPP loans	2,037	2,163	2,662	15,864	51,085
Total Portfolio Loans	$1,786,109	$1,728,592	$1,648,001	$1,607,677	$1,526,256
Allowance for Credit Losses to Total Portfolio Loans	1.47%	1.53%	1.58%	1.64%	1.65%

Nonperforming Assets to Total Assets, net SBA-PPP Loans	Quarters Ended
(in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Total Nonperforming Assets	$16,293	$9,756	$8,589	$7,338	$5,975
Total Assets	2,245,286	2,123,655	2,009,358	2,154,846	2,122,453
Less: SBA-PPP loans	2,037	2,163	2,662	15,864	51,085
Total Assets, net SBA-PPP Loans	$2,243,249	$2,121,492	$2,006,696	$2,138,982	$2,071,368
Nonperforming Assets to Total Assets, net SBA-PPP Loans	0.73%	0.46%	0.43%	0.34%	0.29%

Nonperforming Loans to Total Portfolio Loans	Quarters Ended
(in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Total Nonperforming Loans	$16,293	$9,756	$8,589	$7,338	$5,975
Total Loans	1,788,146	1,730,755	1,650,663	1,623,541	1,577,341
Less: SBA-PPP loans	2,037	2,163	2,662	15,864	51,085
Total Portfolio Loans	$1,786,109	$1,728,592	$1,648,001	$1,607,677	$1,526,256
Nonperforming Loans to Total Portfolio Loans	0.91%	0.56%	0.52%	0.46%	0.39%

Net Charge-offs to Average Portfolio Loans	Quarters Ended
(in thousands)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Total Net Charge-offs	$2,645	$2,090	$1,588	$868	$881
Total Average Loans	1,752,638	1,677,869	1,607,452	1,561,541	1,590,166
Less: Average SBA-PPP loans	2,099	2,435	5,906	28,870	83,264
Total Average Portfolio Loans	$1,750,539	$1,675,434	$1,601,546	$1,532,671	$1,506,902
Net Charge-offs to Average Portfolio Loans	0.61%	0.49%	0.39%	0.23%	0.24%

Tangible Book Value per Share	Quarters Ended
(in thousands, except per share amounts)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Total Stockholders' Equity	$234,517	$224,015	$214,005	$207,316	$201,492
Less: Preferred equity	—	—	—	—	—
Less: Intangible assets	—	—	—	—	—
Tangible Common Equity	$234,517	$224,015	$214,005	$207,316	$201,492
Period End Shares Outstanding	14,082,657	14,138,829	14,038,599	14,010,158	14,000,520
Tangible Book Value per Share	$16.65	$15.84	$15.24	$14.80	$14.39

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at March 31, 2023. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.2 billion at March 31, 2023 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the magnitude and duration of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Connie Egan (301) 468-8848 x1225
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com